EXHIBIT 23


               CONSENT OF INDEPENDENT ACCOUNTANTS'


     We hereby consent and give permission to use our report dated June 8, 2000 in this annual report on Form 11-K, and its incorporation by reference in the registration statement on Form S-8 relating to The Profit Sharing Plan of Bindley Western Industries, Inc. and Subsidiaries.



                              ENT & IMLER CPA GROUP, PC



Indianapolis, Indiana
June 21, 2000